Rule 424(b)(3)
                                                      Registration No. 333-35864

                            RSL Communications, Ltd.

               Prospectus Supplement No. 2 dated October 13, 2000
                        to Prospectus dated July 18, 2000

      The Selling Preferred Stockholders table on page 38 of the Prospectus is hereby supplemented to add certain entities as selling preferred stockholders and to update the number of Series A preferred shares and conversion shares regarding certain other selling preferred stockholders that were previously listed.

                                                     Series A
Selling                                              Preferred     Conversion
Preferred Stockholders                                 Shares        Shares
---------------------------------------------------- ------------- -------------
Deutsche Bank Securities Inc.*                        134,000       302,626

      *Total number of shares; includes shares already listed in the Prospectus.